Exhibit 4.2

ADVANCED BIOENERGY, LLC

SUBSCRIPTION AGREEMENT

Limited Liability Company Membership Units

$10.00 per Unit

Minimum Investment of 2,500 Units ($25,000)

100 Unit Increments Thereafter ($1,000)

The undersigned subscriber, desiring to become a member of Advanced BioEnergy, LLC (“Advanced BioEnergy”), a Delaware limited liability company, with its principal place of business at 137 N. 8th Street, Geneva, Nebraska 68361, hereby subscribes for the purchase of the membership interests of Advanced BioEnergy, and agrees to pay the related purchase price, identified below.

A.                                    SUBSCRIBER INFORMATION. Please print your individual or entity name and address. Joint subscribers should provide their respective names. Your name and address will be recorded exactly as printed below.

1.	Subscriber’s Printed Name
2.	Title, if applicable:
3.	Subscriber’s Address:
Street
City, State, Zip Code
4.	Email Address:

B.                                    NUMBER OF UNITS PURCHASED. You must purchase at least 2500 units. We presently have 634,650 units outstanding. The maximum number of units to be sold is 6,732,500.

C.                                    PURCHASE PRICE. Indicate the dollar amount of your investment (minimum investment is $25,000).

1. Total Purchase Price ($10.00 Per Unit multiplied by the number in box B above.)	=	2. 1st Installment (10% of the Total Purchase Price)	+	3. 2nd Installment (90% of the Total Purchase Price)

	=		+

D.                                    GENERAL INSTRUCTIONS FOR SUBSCRIBERS:

You should read the Prospectus dated                                 , 2006 (the “Prospectus”) in its entirety including exhibits for a complete explanation of an investment in Advanced BioEnergy, LLC. To subscribe, you must:

INSTRUCTIONS IF YOU ARE SUBSCRIBING PRIOR TO THE COMPANY’S RELEASE OF FUNDS FROM ESCROW:  If you are subscribing prior to the Company’s release of funds from escrow, you must follow Steps 1 through 5 below:

1.                                       Complete all information required in this Subscription Agreement, and date and sign the Subscription Agreement on page 6 and the Member Signature Page to our Third Amended and Restated Operating Agreement attached to this Subscription Agreement as Exhibit A.

2.                                       Immediately provide your personal (or business) check for the first installment of ten percent (10%) of your investment amount made payable to Geneva State Bank, escrow agent for Advanced BioEnergy LLC. You will determine this amount in box C.2 on page 1 of this Subscription Agreement.

3.                                       Execute the Promissory Note and Security Agreement on page 7 of this Subscription Agreement evidencing your commitment to pay the remaining ninety percent (90%) due for the Units that is attached to this Subscription Agreement and grant Advanced BioEnergy, LLC a security interest in your Units.

4.                                       Deliver each of the original executed documents referenced in Items 1 and 3 of these Instructions, together with your personal or business check described in Item 2 of these Instructions to either of the following:

Advanced BioEnergy, LLC	Geneva State Bank
137 N. 8th Street	Attn: Aaron Schardt
Geneva, Nebraska 68361	896 “G” Street
Geneva, Nebraska 68361

5.                                       Upon written notice from Advanced BioEnergy, LLC stating that its sales of Units have exceeded the Minimum Offering amount of $33,662,500, you must, within twenty (20) days secure an additional personal (or business) check for the second installment of ninety percent (90%) of your investment amount made payable to Geneva State Bank, escrow agent for Advanced BioEnergy, LLC in satisfaction of the Promissory Note and Security Agreement. You will determine this amount in box C.3 on page 1 of this Subscription Agreement. You must deliver this check to the same address set forth above in Instruction 4 within twenty (20) days of the date of Advanced BioEnergy’s written notice. If you fail to pay the second installment pursuant to the Promissory Note and Security Agreement, Advanced BioEnergy shall be entitled to retain your first installment and to seek other damages, as provided in the Promissory Note and Security Agreement.

Your funds will be placed in Advanced BioEnergy’s escrow account at Geneva State Bank. The funds will be released to Advanced BioEnergy or returned to you in accordance with the escrow arrangements described in the Prospectus. Advanced BioEnergy may, in its sole discretion, reject or accept any part or all of your subscription. If Advanced BioEnergy rejects your subscription, your Subscription Agreement and investment will be promptly returned to you, plus nominal interest, minus escrow fees. Advanced BioEnergy may not consider the acceptance or rejection of your subscription until a future date near the end of this offering.

INSTRUCTIONS IF YOU ARE SUBSCRIBING AFTER THE COMPANY’S RELEASE OF FUNDS FROM ESCROW:  If you are subscribing after the Company’s release of funds from escrow, you must follow Steps 1 through 3 below:

1.                                       Complete all information required in this Subscription Agreement, and date and sign the Subscription Agreement on page 6 and the Member Signature Page to our Third Amended and Restated Operating Agreement attached to this Subscription Agreement as Exhibit A.

2.                                       Immediately provide your personal (or business) check for the entire amount of your investment (as determined in Box C.1 on page 1) made payable to “Advanced BioEnergy, LLC.”

3.                                       Deliver the original executed documents referenced in Item 1 of these Instructions, together with your personal or business check described in Item 2 of these Instructions to the following:

Advanced BioEnergy, LLC
137 N. 8th Street
Geneva, Nebraska 68361

If you are subscribing after we have released funds from escrow and we accept your investment, your funds will be immediately at-risk as described in the Prospectus. Advanced BioEnergy may, in its sole discretion, reject or accept any part or all of your subscription. If Advanced BioEnergy rejects your subscription, your Subscription Agreement and investment will be returned to you promptly, plus nominal interest, minus escrow fees. Advanced BioEnergy may not consider the acceptance or rejection of your subscription until a future date near the end of this offering.

You may direct your questions to one of our directors listed below or to Advanced BioEnergy at 402-268-3101.

Director	Phone Number
Troy Otte	402-362-3885

John E. Lovegrove	402-366-4484

Robert E. Bettger	402-268-3101

Larry L. Cerny	402-759-1165

Richard W. Hughes	402-759-4615

Keith E. Spohn	402-947-8061

If you are a resident of, or an entity with its principal place of business in, the state of Florida, please contact only Robert E. Bettger or Troy Otte at their telephone members listed above for more information as those directors have been designated as our registered issuer-dealer agents in your state.

If you are a resident of, or an entity with its principal place of business in, the state of Kansas, please contact only Robert E. Bettger or Larry L. Cerny at their telephone numbers listed above for more informaton as those directors have been designated as our registered issuer-dealer agents in your state.

In Nebraska, we have registered the directors listed above as issue-dealer agents selling the offering.

E. Additional Subscriber Information. The subscriber, named above, certifies the following under penalties of perjury:

1.

Form of Ownership. Check the appropriate box (one only) to indicate form of ownership. If the subscriber is a Custodian, Corporation, Partnership or Trust, please provide the additional information requested.

	☐	Individual

	☐	Joint Tenants with Right of Survivorship (Both signatures must appear on Page 6.)

	☐	Corporation, Limited Liability Company or Partnership (Corporate Resolutions, Operating Agreement or Partnership Agreement must be enclosed.)

	☐	Trust

Trustee’s Name:

Trust Date:

	☐	Other: Provide detailed information in the space immediately below.

2.

Subscriber’s Taxpayer Information. Check the appropriate box if you are a non-resident alien, a U.S. Citizen residing outside the United States or subject to backup withholding.Trusts should provide their taxpayer identification number. Custodians should provide the minor’s Social Security Number. All individual subscribers should provide their Social Security Number. Other entities should provide their taxpayer identification number.

	☐	Check box if you are a non-resident alien

	☐	Check box if you are a U.S. citizen residing outside of the United States

	☐	Check this box if you are subject to backup withholding

Subscriber’s Social Security No.

Joint Subscriber’s Social Security No.

Taxpayer Identification No.

3.	Member Report Address. If you would like duplicate copies of member reports sent to an address that is different than the address identified in section A, please complete this section.

Address:

4.	State of Residence.

State of Principal Residence:

State where driver’s license is issued:

State where resident income taxes are filed:

State(s) in which you have maintained your principal residence during the past three years:

	a.	b.	c.

5.

Suitability Standards. You cannot invest in Advanced BioEnergy unless you meet one, or more, of the following suitability tests (a, or b) set forth below. Please review the suitability tests and check the box(es) next to the following suitability test that you meet. For husbands and wives purchasing jointly, the tests below will be applied on a joint basis.

a. ☐ I (We) have annual income from whatever source of at least $45,000 and a net worth of at least $45,000, exclusive of home, furnishings and automobiles; or

b. ☐ I (We) have a net worth of at least $100,000, exclusive of home, furnishings and automobiles.

6.	Subscriber’s Representations and Warranties. You must read and certify your representations and warranties and sign and date this Subscription Agreement.

By signing below the subscriber represents and warrants to Advanced BioEnergy that he, she or it:

initial here

	a.	has received a copy of Advanced BioEnergy’s Prospectus dated , 2006 and the exhibits thereto;

b.

has been informed that the Units of Advanced BioEnergy are offered and sold in reliance upon a federal securities registration; Colorado, Missouri, Nebraska, South Dakota, Iowa, Wisconsin, Kansas, Kentucky and Florida securities registrations; and exemptions from securities registrations in various other states, and understands that the Units to be issued pursuant to this subscription agreement can only be sold to a person meeting requirements of suitability;

c.

has been informed that the securities purchased pursuant to this Subscription Agreement have not been registered under the securities laws of any state other than the States of Colorado, Missouri, Nebraska, South Dakota, Iowa, Wisconsin, Kansas and Florida, and that Advanced BioEnergy is relying in part upon the representations of the undersigned Subscriber contained herein;

d.

has been informed that the securities subscribed for have not been approved or disapproved by the Colorado, Missouri, Nebraska, South Dakota, Iowa, Wisconsin, Kansas, Kentucky and Florida Securities Departments or any other regulatory authority, nor has any regulatory authority passed upon the accuracy or adequacy of the Prospectus;

e.

intends to acquire the Units for his/her/its own account without a view to public distribution or resale and that he/she/it has no contract, undertaking, agreement or arrangement to sell or otherwise transfer or dispose of any Units or any portion thereof to any other person;

f.

understands that there is no present market for Advanced BioEnergy’s membership units, that the membership units will not trade on an exchange or automatic quotation system, that no such market is expected to develop in the future and that there are significant restrictions on the transferability of the membership units;

	g.	has been encouraged to seek the advice of his legal counsel and accountants or other financial advisers with respect to the tax and other considerations relating to the purchase of units;

h.

has received a copy of the Advanced BioEnergy Operating Agreement, dated June 30, 2005, and understands that upon closing the escrow by Advanced BioEnergy, the subscriber and the membership units will be bound by the provisions of the Operating Agreement which contains, among other things, provisions that restrict the transfer of membership units;

i.

understands that the Units are subject to substantial restrictions on transfer under state securities laws along with restrictions in the Advanced BioEnergy Operating Agreement and agrees that if the membership units or any part thereof are sold or distributed in the future, the subscriber shall sell or distribute them pursuant to the terms of the Operating Agreement, and the requirements of the Securities Act of 1933, as amended, and applicable state securities laws;

j.	meets the suitability test marked in Item 5 above and is capable of bearing the economic risk of this investment, including the possible total loss of the investment;

k.

understands that Advanced BioEnergy will place a restrictive legend on any certificate representing any unit containing substantially the following language as the same may be amended by the Directors of Advanced BioEnergy in their sole discretion:

THE TRANSFERABILITY OF THE UNITS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, OR TRANSFERRED, NOR WILL ANY ASSIGNEE, VENDEE, TRANSFEREE, OR ENDORSEE THEREOF BE RECOGNIZED AS HAVING ACQUIRED ANY SUCH UNITS FOR ANY PURPOSES, UNLESS AND TO THE EXTENT SUCH SALE, TRANSFER, HYPOTHECATION, OR ASSIGNMENT IS PERMITTED BY, AND IS COMPLETED IN STRICT ACCORDANCE WITH, APPLICABLE STATE AND FEDERAL LAW AND THE TERMS AND CONDITIONS SET FORTH IN THE AMENDED AND RESTATED OPERATING AGREEMENT AS AGREED TO BY EACH MEMBER.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, OFFERED FOR SALE, OR TRANSFERRED IN THE ABSENCE OF EITHER AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS.

l.

understands that, to enforce the above legend, Advanced BioEnergy may place a stop transfer order with its registrar and stock transfer agent (if any) covering all certificates representing any of the membership units;

m.	may not transfer or assign this subscription agreement, or any of the subscriber’s interest herein;

n.	has written his, her, or its correct taxpayer identification number under Item E.2 on this subscription agreement;

o.

is not subject to back up withholding either because he, she or it has not been notified by the Internal Revenue Service (“IRS”) that he, she or it is subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified him, her or it that he is no longer subject to backup withholding (Note this clause (p) should be crossed out if the backup withholding box in Item 2 is checked);

p.

understands that execution of the attached Promissory Note and Security Agreement will allow Advanced BioEnergy or its assigns to pursue the obligor for payment of the amount due thereon by any legal means, including, but not limited to, acquisition of a judgment against the obligor in the event that the subscriber defaults on that Promissory Note and Security Agreement; and

q.	Acknowledges that Advanced BioEnergy may retain possession of certificates representing subscriber’s Units to perfect its security interest in those Units.

Signature of Subscriber/Joint Subscriber:

Date:

Individuals:	Entities:

Name of Individual Subscriber (Please Print)	Name of Entity (Please Print)

Signature of Individual	Print Name and Title of Officer

Name of Joint Individual Subscriber (Please Print)	Signature of Officer

Signature of Joint Individual Subscriber

ACCEPTANCE OF SUBSCRIPTION BY ADVANCED BIOENERGY, LLC:

Advanced BioEnergy, LLC hereby accepts the subscription for the above Units.

Dated this               day of                                , 200     .

ADVANCED BIOENERGY, LLC

By:

Its:

PROMISSORY NOTE AND SECURITY AGREEMENT

Date of Subscription Agreement:                              , 200     .

$10.00 per Unit

Minimum Investment of 2,500 Units ($25,000), 100 Unit Increments Thereafter ($1,000)

Number of Units subscribed

Total Purchase Price ($10.00 per Unit multiplied by number of Units subscribed)

(	)	Less Initial Payment (10% of Principal Amount)

Principal Balance

FOR VALUE RECEIVED, the undersigned hereby promises to pay to the order of Advanced BioEnergy, LLC, a Delaware limited liability company (“Advanced BioEnergy”), at its principal office located at 137 N. 8th Street, Geneva, Nebraska 68361, or at such other place as required by Advanced BioEnergy, the Principal Balance set forth above in one lump sum to be paid without interest within 20 days following the call of the Advanced BioEnergy Board of Directors, as described in the Subscription Agreement. In the event the undersigned fails to timely make any payment owed, the entire balance of any amounts due under this full recourse Promissory Note and Security Agreement shall be immediately due and payable in full with interest at the rate of 12% per annum from the due date and any amounts previously paid in relation to the obligation evidenced by this Promissory Note and Security Agreement may be forfeited at the discretion of Advanced BioEnergy.

The undersigned agrees to pay to Advanced BioEnergy on demand, all costs and expenses incurred to collect any indebtedness evidenced by this Promissory Note and Security Agreement, including, without limitation, reasonable attorneys’ fees. This Promissory Note and Security Agreement may not be modified orally and shall in all respects be governed by, construed, and enforced in accordance with the laws of the State of Delaware.

The provisions of this Promissory Note and Security Agreement shall inure to the benefit of Advanced BioEnergy and its successors and assigns, which expressly reserves the right to pursue the undersigned for payment of the amount due thereon by any legal means in the event that the undersigned defaults on obligations provided in this Promissory Note and Security Agreement.

The undersigned waives presentment, demand for payment, notice of dishonor, notice of protest, and all other notices or demands in connection with the delivery, acceptance, performance or default of this Promissory Note and Security Agreement.

The undersigned grants to Advanced BioEnergy, and its successors and assigns (“Secured Party”), a purchase money security interest in all of the undersigned’s Membership Units of Advanced BioEnergy now owned or hereafter acquired. This security interest is granted as non-exclusive collateral to secure payment and performance on the obligation owed Secured Party from the undersigned evidenced by this Promissory Note and Security Agreement. The undersigned further authorizes Secured Party to retain possession of certificates representing such Membership Units and to take any other actions necessary to perfect the security interest granted herein.

Dated:                                            , 200     .

OBLIGOR/DEBTOR:	JOINT OBLIGOR/DEBTOR:

Printed or Typed Name of Obligor	Printed or Typed Name of Joint Obligor

By:	By:
(Signature)	(Signature)

Officer Title if Obligor is an Entity

Address of Obligor

EXHIBIT “A”

MEMBER SIGNATURE PAGE

ADDENDA TO THE

THIRD AMENDED AND RESTATED OPERATING AGREEMENT OF ADVANCED BIOENERGY, LLC

The undersigned does hereby represent and warrant that the undersigned, as a condition to becoming a Member in Advanced BioEnergy, LLC, has received a copy of the Third Amended and Restated Operating Agreement dated February 1, 2006, and, if applicable, all amendments and modifications thereto, and does hereby agree that the undersigned, along with the other parties to the Third Amended and Restated Operating Agreement, shall be subject to and comply with all terms and conditions of said Third Amended and Restated Operating Agreement in all respects as if the undersigned had executed said Third Amended and Restated Operating Agreement on the original date thereof and that the undersigned is and shall be bound by all of the provisions of said Third Amended and Restated Operating Agreement from and after the date of execution hereof.

Individuals:	Entities:

Name of Individual Member (Please Print)	Name of Entity (Please Print)

Signature of Individual	Print Name and Title of Officer

Name of Joint Individual Member (Please Print)	Signature of Officer

Signature of Joint Individual Member

Agreed and Accepted on Behalf of the
Company and its Members:

ADVANCED BIOENERGY, LLC

By:

Its: